UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

  ☐ Preliminary Proxy Statement

  ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

  ☐ Definitive Proxy Statement

  ☒ Definitive Additional Materials

  ☐ Soliciting Material Pursuant to Section 240.14a-12

FORTUNE RISE ACQUISITION CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  ☒ No fee required.

  ☐ Fee paid previously with preliminary materials.

  ☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

FORTUNE RISE ACQUISITION CORPORATION

13575 58th Street North, Suite 200

Clearwater, Florida 33760

PROXY STATEMENT

AMENDMENT NO. 1

October 29, 2024

On September 23, 2024, Fortune Rise Acquisition Corporation (the “Company”) filed its definitive proxy statement (as supplemented on October 22, 2-24 and October 29, 2024, the “Proxy Statement) with respect to its special meeting scheduled for November 4, 2024.

This Amendment No. 1 to the Proxy Statement is filed solely to disclose that on October 30, 2024,the Company announced that it undertakes to do the following:

•	to waive the $50,000 of interest earned on the funds held in the trust account to pay dissolution expenses;
•	to waive the use of the interest earned on the funds held in the trust account that may be released to the Company for working capital purposes;
•	to waive the use of the interest earned on the funds held in the trust account that may be released to the Company to pay the Company’s tax obligations;
•	to convert the Company’s Class B common stock, par value $0.0001 per share, to shares of the Company’s Class A common stock, par value $0.0001 per share, as soon as practical;
•	to list the Company’s securities on the OTC in the event that Nasdaq delists the Company’s securities;
•	to maintain the investment of the Company’s trust assets in money market investment products; and
•	to continue to announce trust account contributions on a monthly basis.

Except as expressly noted above, this Amendment No. 1 does not modify or update in any way disclosures made in the Proxy Statement. Accordingly, this Amendment No. 1 should be read in conjunction with the Proxy Statement.